EXHIBIT 23(e)

CAPITAL CONSULTANTS OF PRINCETON, INC.
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Investment Bankers & Bank/Thrift Consultants

                                                       1000 Herrontown Road
                                                       Princeton, NJ 08540-7716
                                                       609-921-3293




January 5, 1995





To Whom It May Concern:

We hereby consent to the use of our opinion letter attached as Appendix B and to the reference to our firm under the heading "Opinion of Jefferson's Financial Advisor" in the Registration Statement filed by HUBCO, Inc., with the Securities and Exchange Commission in connection with the proposed merger of Jefferson National Bank with and into Hudson United Bank, HUBCO, Inc.'s wholly-owned subsidiary.


                               Very truly yours,



                               CAPITAL CONSULTANTS OF PRINCETON, INC.